Exhibit 10.275

Grant No.
ENDO INTERNATIONAL PLC
PERFORMANCE AWARD AGREEMENT
UNDER THE 2015 STOCK INCENTIVE PLAN

This Performance Award Agreement (this “Award Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) by and between Endo International plc, an Irish public limited company (the “Company”), and the participant named below (the “Participant”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2015 Stock Incentive Plan (the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

Name of Participant:

Total Target Performance Award (Total Number of Restricted Stock Units Underlying the Target Performance Award):

Date of Grant:

Performance Period:	The period beginning on the Date of Grant and ending on the third anniversary of the Date of Grant.

1.Grant of Performance Awards. The Company hereby grants to the Participant the total number of restricted stock units set forth above (the “Performance Award”), subject to all of the terms and conditions of this Award Agreement and the Plan.

2.Form of Payment and Vesting. The Performance Award shall represent the right to receive, on the first business day following the last day of the Performance Period (the “Vesting Date”), if and to the extent that the Committee (or such individuals or entity designated by the Committee) determines that a number of shares of Company Stock equal to a multiple of the Total Target Performance Award (as set forth above), as determined in accordance with Exhibit A hereto, have been earned, and except as provided in Paragraph 4 of this Award Agreement, provided that the Participant is employed by the Company or one of its Subsidiaries through the Vesting Date. Notwithstanding the above, earned shares of Company Stock shall be treated as delivered on the first business day following the Vesting Date (the “Delivery Date”) provided that they are delivered on a date following the Delivery Date that is in the same calendar year as the Delivery Date or, if later, by the fifteenth day of the third calendar month following the Delivery Date. Any portion of the Performance Award that could have been earned in accordance with the provisions of Exhibit A that is not earned as of the Vesting Date, as determined by the Committee (or its designee), shall be immediately forfeited.

3.Restrictions. The Performance Award granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered, and shall be subject to a risk of forfeiture until any requirements or restrictions contained in this Award

Exhibit 10.275

Agreement or in the Plan have been otherwise satisfied, terminated or expressly waived by the Company in writing.

4.Termination of Service; Disability

(a) Termination of Service for Cause. Upon the Participant’s termination of service with the Company and its Subsidiaries for Cause prior to the Vesting Date, the Participant’s Performance Award shall be forfeited as of the date of such termination of service.

(b) Termination of Service on Account of Death. Upon termination of the Participant’s service on account of death prior to the Vesting Date, the Participant’s Performance Award shall vest as of the date of such termination of service at target levels and shall be settled in shares of Company Stock for the benefit of the Participant’s estate no later than the end of the calendar year in which the Participant’s death occurs or, if later, by the fifteenth day of the third calendar month following the Participant’s death.

(c) Termination of Service on Account of Voluntary Retirement with Consent of Company. If the Participant voluntarily Retires with the consent of the Company prior to the Vesting Date, the Participant’s Performance Award shall continue to be eligible to vest in accordance with the performance-based vesting conditions set forth on Exhibit A hereto regardless of such termination of service.

(d) Disability. If the Participant incurs a Disability that also constitutes a “disability” within the meaning of Section 409A of the Code prior to the Vesting Date, the Participant’s Performance Award shall continue to be eligible to vest in accordance with the performance-based vesting conditions set forth on Exhibit A hereto regardless of any subsequent termination of service.

(e) Termination of Service by the Company without Cause or by the Participant for Good Reason. Upon termination of the Participant’s service with the Company and its Subsidiaries by the Company or its Subsidiaries without Cause or by the Participant for “good reason” (or any like term as defined under any employment agreement with the Company or a Subsidiary to which the Participant is a party) prior to the Vesting Date, the Participant shall vest in a prorated portion of the Performance Award (as detailed below) based upon achievement of applicable performance criteria, measured as of the date of the Participant’s termination of service, multiplied by a fraction, the numerator of which is the number of months of Participant’s service during the Performance Period and the denominator of which is the total number of months in the Performance Period. The vested portion of the Performance Award shall be settled in shares of Company Stock immediately following such termination. Notwithstanding the foregoing, (i) if termination of the Participant’s service occurs prior to the first anniversary of the Date of Grant, the 3-Year CAGR (as defined in Exhibit A) will be determined as though the date of the Participant’s termination of service is the one-year anniversary of the Date of Grant and (ii) the Committee (or such individual or individuals authorized by the Committee) may, in its discretion, exercise negative discretion to determine payout achievement.  Any portion of the Performance Award that could have been earned in accordance with the provisions of this

Exhibit 10.275

Section 4(e) that is not earned (in accordance with the provisions of this Section 4(e)) as of the date of the Participant’s termination of service shall be immediately forfeited on the date of the Participant’s termination of service.

(f) Termination of Service for any Other Reason. Unless otherwise provided in an individual agreement with the Participant, if the Participant has a termination of service with the Company and its Subsidiaries prior to the Vesting Date for any reason other than the reasons enumerated in Subparagraphs (a) through (e) above, the Participant’s Performance Award as of the date of termination shall be forfeited.

5.Change in Control. Notwithstanding anything to the contrary in the Plan, in the event of a Change in Control prior to the Vesting Date,

(a)
if the Performance Award is assumed or substituted (within the meaning of the Plan) in connection with such Change in Control, and the Participant incurs a termination of service by the Company or its Subsidiary without Cause or by the Participant for good reason (or any like term as defined under any employment agreement with the Company or a Subsidiary to which the Participant is a party) during the 24-month period following such Change in Control, then the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any Performance Awards shall lapse and the Performance Awards shall be settled in shares of Company Stock on the date of such termination based on achievement of applicable performance criteria, measured as of the date of such termination; provided, however, if such termination of service occurs prior to the first anniversary of the Date of Grant, the 3-Year CAGR will be determined based on an assumed measurement period of one year.

(b)
if the Performance Award is not assumed or substituted in connection with such Change in Control, then the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any Performance Awards shall lapse and the Performance Awards shall be settled in shares of Company Stock immediately prior to the Change in Control based on achievement of applicable performance criteria, measured as of the date of the Change in Control; provided, however, if the Change in Control occurs prior to the first anniversary of the Date of Grant, the 3-Year CAGR will be determined based on an assumed measurement period of one year.

(c)
Any portion of the Performance Award that could have been earned in accordance with Section 5(a) or Section 5(b) that is not earned (in accordance with such provisions) shall be immediately forfeited on the date of termination or on the date of the Change in Control, as applicable.

6.Change in Control Definition. Notwithstanding anything to the contrary in the Plan, for purposes of this Award Agreement, Change in Control means and shall be deemed to have occurred upon the first of the following events to occur:

Exhibit 10.275

(a)
Any “Person” (as defined below) is or becomes the “beneficial owner” (“Beneficial Owner”) within the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliates” (as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act)) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of Subparagraph (c) below; or

(b)
The following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)
There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in (i) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (ii) the individuals who comprise the Board of Directors immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

Exhibit 10.275

(d)
The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s shareholders unless the Board of Directors expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (A) at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (B) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board of Directors immediately prior thereto.

For purposes hereof, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 15(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

Notwithstanding the foregoing, (i) a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of Company Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) with respect to any Award that constitutes a deferral of compensation subject to Section 409A of the Code, no such Award shall become payable as a result of the occurrence of a Change in Control unless such Change in Control also constitutes a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company under Section 409A of the Code.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) a takeover under Irish takeover rules; (B) a compromise or arrangement under Chapter 1 of Part 9 of the Companies Act 2014 of the Republic of Ireland or (C) Chapter 2 of Part 9 of the Companies Act 2014 of the Republic of Ireland.

Exhibit 10.275

7.No Shareholder Rights Prior to Vesting. The Participant shall have no rights of a shareholder (including the right to distributions or dividends) until shares of Company Stock are issued pursuant to the terms of this Award Agreement.

8.Performance Award Agreement Subject to Plan. This Award Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted, in a manner to comply therewith. In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the provisions of the Plan shall govern, except as expressly provided by Sections 5 and 6 of this Award Agreement.

9.No Rights to Continuation of Service. Nothing in the Plan or this Award Agreement shall confer upon the Participant any right to continue in the employ of the Company or any Subsidiary thereof or shall interfere with or restrict the right of the Company or its shareholders (or of a Subsidiary or its shareholders, as the case may be) to terminate the Participant’s service at any time for any reason whatsoever, with or without Cause.

10.Tax Withholding. The Company shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from any Performance Award granted hereunder or other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the vesting of, lapse of restrictions on, or payment of any Performance Award.

11.Section 409A Compliance. The Performance Award is intended to comply with Code Section 409A to the extent subject thereto and shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Date of Grant. Notwithstanding any provision in the Plan or Award Agreement to the contrary, no payment or distribution under this Award Agreement that constitutes an item of deferred compensation under Code Section 409A and becomes payable by reason of the Participant’s termination of service with the Company will be made to the Participant until the Participant’s termination of service constitutes a “separation from service” (as defined in Code Section 409A). For purposes of this Award Agreement, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Code Section 409A. If a participant is a “specified employee” (as defined in Code Section 409A), then to the extent necessary to avoid the imposition of taxes under Code Section 409A, such Participant shall not be entitled to any payments upon a termination of his or her service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Paragraph 11 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than sixty (60) calendar days, following such expired period, and any remaining payments due under

Exhibit 10.275

this Award Agreement will be paid in accordance with the normal payment dates specified for them herein.

12.Governing Law. This Award Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choice of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.

13.Binding on Successors. The terms of this Award Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.

14.No Assignment. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

15.Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Irish law.

16.Entire Performance Award Agreement. This Award Agreement (including Exhibit A) and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof.

17.Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Paragraph.

18.Counterparts. This Award Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

19.Notices. All notices and other communications under this Award Agreement shall be in writing and shall be given by first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing to the respective parties named below:

If to Company:    Endo International plc
c/o Endo Health Solutions Inc.
1400 Atwater Drive
Malvern, PA 19355
Attention: Treasurer

Exhibit 10.275

If to the Participant:    At the address on file with the Company.

Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.

20.Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

21.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Performance Award subject to all the terms and conditions of the Plan and this Award Agreement.

22.No Compensation for Loss of Rights. The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of the Company or any of its Subsidiaries, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

23.Severability. All the terms and provisions of this Award Agreement are distinct and severable, and if any term or provision is held unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it shall to that extent be deemed not to form part of this Award Agreement, and the enforceability, legality and validity of the remainder of this Award Agreement will not be affected; if any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with whatever modification is necessary to make it valid, enforceable and legal.

24.Data Protection. The Participant hereby acknowledges and consents to the Company and any Subsidiary sharing and exchanging his/her information held in order to administer and operate the Plan (including personal details, data relating to participation, salary, taxation and employment and sensitive personal data, e.g. data relating to physical or mental health, criminal conviction or the alleged commission of offences) (the “Information”) and providing the Company and/or the Subsidiary’s agents and/or third parties with the Information for the administration and operation of the Plan and the Participant further accepts that this may involve the Information being sent to a country outside the country in which the Participant provides services including to a country which may not have the same level of data protection laws as his/her home country. The Participant acknowledges that s/he has the right to request a list of the names and addresses of any potential recipients of the Information and to review and correct the Information by contacting his/her local human resources representative. The Participant acknowledges that the collection, processing and transfer of the Information is important to Plan administration and that failure to consent to same may prohibit participation in the Plan.

Exhibit 10.275

25.Additional Matters.    This Award Agreement is intended to comply with the applicable laws of any country or jurisdiction where the Performance Award is granted under the Plan, and all provisions hereof shall be construed in a manner to so comply. The following provisions apply to Participants providing services in the country noted:
Canada:

Section 4 above shall be amended to add the following language at the end thereof as a new sub-section (g):

(g)    The Participant’s date of termination of service shall be the Participant’s last day of active service with the Company and its Subsidiaries and shall not include any period of statutory, contractual or common law reasonable notice or any period of deemed employment or salary continuance.

Section 10 above shall be deleted in its entirety and replaced with the following language:

The Company shall be entitled to receive either a cash payment by or on behalf of the Participant or a sufficient amount of the proceeds from the sale of Company Stock to be acquired pursuant to this Award Agreement by the Participant’s delivery to the Company of an assignment of such proceeds and an authorization to the broker or selling agent to pay that amount to the Company and to effect such sale at the time of exercise or other delivery of shares of Company Stock for any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the vesting of, lapse of restrictions on, or payment of any Performance Award.

India:

As used herein, “Participant” shall have the meaning set forth in the Plan, except the term shall not include consultants of any Subsidiary in India.

Section 4(b) shall be deleted in its entirety and replaced with the following language:

Termination of Service on Account of Death. Upon termination of the Participant’s service on account of death prior to the Vesting Date, the Participant’s Performance Awards shall immediately vest in his legal heirs or nominees, subject to fulfilment of the performance conditions specified In Exhibit A and shall be settled in shares of Company Stock for the benefit of the Participant’s estate no later than the end of the calendar year in which the Participant’s death occurs or, if later, by the fifteenth day of the third calendar month following the Participant’s death.

Section 4(c) shall be deleted in its entirety and replaced with the following language:

Exhibit 10.275

Termination of Service on Account of Voluntary Retirement with Consent of Company. If the Participant voluntarily Retires with the consent of the Company, all of the Participant’s unvested Performance Awards as of the date of termination shall stand vested on the date of termination of service, subject to the fulfilment of the performance conditions specified in Exhibit A.

Section 4(d) shall be deleted in its entirety and replaced with the following language:

Disability. If the Participant incurs a Disability that also constitutes a “disability” within the meaning of Section 409A, the Participant’s unvested Performance Award as of the date of such Disability shall continue to be eligible to vest in accordance with the performance-based vesting conditions set forth on Exhibit A hereto regardless of any subsequent termination of service, provided such Disability does not result in termination of service. In the event of termination of service, the unvested Performance Award shall vest in him on the date of termination.

Section 10 shall be deleted in its entirety and replaced with the following language:

Tax Withholding. The Subsidiary under whose payroll the Participant is registered shall have the right to deduct or withhold from the Performance Award or payroll of the Participant an amount sufficient to satisfy income taxes required by law to be withheld with respect to the vesting of, lapse of restrictions on, or payment of any Performance Award or to satisfy any applicable payroll deductions. The obligations of the Company under this Award Agreement will be conditioned on such arrangement and the Company or such Subsidiary will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

Section 13 shall be amended to delete the term “transferees”.

Section 14 shall be deleted in its entirety and replaced with the following language:

No Assignment. Notwithstanding anything to the contrary in this Award Agreement, but subject to the assignment of the Performance Award upon death of the Participant, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant.

Section 15 shall be deleted in its entirety and replaced with the following language:

Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Indian law. The rights and interests of the Participant under

Exhibit 10.275

the Award Agreement shall be subject to compliance under the Foreign Exchange Management Act, 1999 and the related rules thereto.

Ireland:

Section 4(c) above shall be deleted and be of no force and effect.

Section 13 above shall be amended to delete the words “transferees, assignees” therefrom.

Section 14 above shall be deleted in its entirety and replaced with the following language:

No Assignment or Transfer. Notwithstanding anything to the contrary in this Award Agreement, neither this Award Agreement nor any rights granted herein shall be assignable by the Participant. Neither this Award Agreement nor any rights granted herein shall be transferable by the Participant in any circumstances, except on the death of the Participant.
Mexico:

Section 10 above shall be deleted and be of no force and effect.

Section 21 above shall be amended to add the following language:

The Performance Award shall not become part of the Participant’s salary or compensation, nor an acquired right, since it is not intended to compensate the Participant for his/her services to his/her employer but to be part of a global employee retention plan implemented by the Company. Therefore, the Plan, or the right of the Participant to receive any awards pursuant to the Plan, may be modified or terminated at any time. In addition, the value of such Performance Awards will not be considered at any time for purposes of the Participant’s severance calculations.

South Africa:

Section 10 above shall be amended to include the sentence in bold:

Tax Withholding. The Company and/or the Participant’s employer shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from any Performance Awards granted hereunder of compensation payable to the Participant and/or from any other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld or to satisfy any applicable payroll deductions with respect to the vesting of, lapse of restrictions on, or payment of any Performance Award.

Section 15 above shall be amended to include the sentence in bold:

Exhibit 10.275

Necessary Acts. The Participant hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Award Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws and applicable Irish law. Participant’s participation in terms of this Award Agreement is subject to compliance by the Participant with all applicable South African exchange control laws and rules.

Section 21 above shall be amended to add the following provisions:

This Performance Award contains no promise of any future awards. In other words, by the Participant’s signature below, he/she agrees that he/she will have no entitlement or claim to, or expectation of, receiving further awards on the basis of this Performance Award or previous awards.

The Performance Award shall not constitute part of the Participant’s terms and conditions of employment, including without limitation his/her remuneration, nor an acquired right, since it is not intended to compensate the Participant for his/her services to his/her employer. Therefore, the Plan, or the right of the Participant to receive awards pursuant to the Plan, may be amended, supplemented, substituted or terminated at any time. In addition, the value of such Performance Awards will not be considered at any time for purposes of calculating any leave pay, notice pay, severance pay or compensation or the like, which may be due or awarded to the Participant.

United Kingdom:

As used herein, “Cause” shall have the meaning set forth in the Plan and, with respect to any Participant who is a party to an employment agreement with the Company, the definition of “Cause” shall include any circumstances in which the Company may terminate the Participant’s employment agreement without notice in accordance with its terms.

As used herein, “Disability” shall mean the Participant's inability to, solely because of injury or physical or mental illness: (i) perform the material duties of his or her regular occupation and (ii) earn 80% or more of his or her base salary or wages in respect of his or her regular occupation, for a period that lasts or can reasonably be expected to last for a continuous period of 12 months.

Section 4(c) above shall be deleted and be of no force and effect.

Section 10 above shall be deleted in its entirety and replaced with the following:

Tax Liabilities. The Participant irrevocably agrees (A) to pay, or enter into arrangements to the satisfaction of the Company to pay, to the Company, the Participant’s employer or former employer (as appropriate) the amount of any Tax Liability, (B) that the Company, the Participant’s employer or former employer (as

Exhibit 10.275

appropriate) may, if it so elects by written notice to the Participant, recover the whole or any part of any Employer NICs from the Participant, (C) that the Participant shall, promptly upon being requested to do so by the Company, the Participant’s employer or former employer (as appropriate), elect (using a form approved by HM Revenue & Customs) that the whole or any part of the liability for Employer NICs shall be transferred to the Participant; (D) to enter into a joint election, under section 431(1) or 431(2) of the Income Tax (Earnings & Pensions) Act 2003 (“ITEPA”), in respect of the Company Stock delivered pursuant to a Performance Award, if required to do so by the Company, the Participant’s employer or former employer, before, on or within 14 days after any date of delivery of such Company Stock. For the purposes of this section the following capitalized terms shall have the meanings set out below:

“Employer NICs”: any secondary class 1 (employer) national insurance contributions that the Company or any employer (or former employer) of the Participant is liable to pay as a result of any Taxable Event (or which that person would be liable to pay in the absence of an election of the type referred to in (C) above) and that may be lawfully recovered from the Participant.

“Taxable Event”: any event or circumstance that gives rise to a liability for the Participant to pay income tax and national insurance contributions or either of them in respect of: (a) the Performance Award, including its assignment or surrender for consideration, or the receipt of any benefit in connection with it; (b) any shares (or other securities or assets): (i) earmarked or held to satisfy the Performance Award; (ii) acquired pursuant to the Performance Award; or (iv) acquired in consideration of the assignment or surrender of the Performance Award; (c) any securities (or other assets) acquired or earmarked as a result of holding shares (or other securities or assets) mentioned in (b); or (d) any amount due in respect of assets within (a) to (c) above and not made good by the Participant within the time limit specified in section 222 ITEPA.

“Tax Liability”: the total of (a) any income tax and primary class 1 (employee) national insurance contributions that any employer (or former employer) of the Participant is liable to account for (or reasonably believes it is liable to account for) as a result of any Taxable Event; and (b) any Employer NICs that any employer (or former employer) of the Participant is liable to pay (or reasonably believes it is liable to pay) as a result of any Taxable Event and that can be recovered lawfully from the Participant.

Section 22 shall be replaced by the following provision:

Nothing contained in the Plan or this Performance Award shall form part of the Participant’s contract of employment. The Participant hereby acknowledges that under no circumstances will s/he, on ceasing to be an employee or director of or otherwise engaged by the Company or any of its Subsidiaries for any reason

Exhibit 10.275

(including as a result of a repudiatory breach of contract by the Company or any of its Subsidiaries), be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan that s/he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever. By signing this Performance Award the Participant shall be deemed irrevocably to have waived any such entitlement.

Exhibit 10.275

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date set forth above.

ENDO INTERNATIONAL PLC

By:
Name:	Rajiv De Silva
Title:	President & Chief Executive Officer

PARTICIPANT

Signature

Print Name:

Exhibit 10.275

EXHIBIT A

The Participant will be entitled to receive a number of shares of Company Stock as of the Vesting Date, equal to a multiple of the Target Performance Award based on the 3-Year CAGR (as defined below) for the Performance Period:

3-Year CAGR	Multiple Applicable to Target Performance Award	Required Per Share Price (30-Day Avg.)
30% and above	3	$[ ] or above
20%	2	$[ ]
10%	1	$[ ]
Below 10%	0	Less than $[ ]
If the 3-Year CAGR is between 10% and 20% or is between 20% and 30%, the Participant will vest in a number of shares of Company Stock that is the mathematical linear interpolation between the number of shares of Company Stock that would vest at the defined ends of the applicable spectrum.
“3-Year CAGR” shall mean the three-year compounded annual growth rate (CAGR) of the Company Stock, which will be determined based on the appreciation of the Per Share Price during the Performance Period, plus any dividends paid on the shares of Company Stock during the Performance Period.
“Per Share Price” shall mean the average of the closing prices of shares of Company Stock (on the national securities exchange on which the Company Stock is principally traded) during the thirty (30) consecutive trading days ending on the day prior to the applicable measurement date.

The determination of the 3-Year CAGR will be made in the sole discretion of the Committee, after the end of the Performance Period once the applicable year-end audit is available. The Committee has discretion to accelerate the vesting of all or a portion of the Participant’s Performance Award based upon the overall performance of the Company and/or the Participant or based upon any change in business conditions, provided that the exercise of such discretion would not cause a Performance Award that would otherwise be deducible as “performance-based” compensation within the meaning of Section 162(m) of the Code to become non-deductible.